                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           January 10, 1997
                                                 -------------------------------

                            VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


   Delaware                         1-10578                       73-1182669
-----------------              ----------------              -------------------
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


4200 One Williams Center, Tulsa, Oklahoma                               74172
-----------------------------------------                             ----------
 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (918) 592-0101
                                                   --------------



                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.
------   --------------------------------

         Not applicable.

Item 2.  Acquisition or Disposition of Assets.
------   ------------------------------------

         Not applicable.

Item 3.  Bankruptcy or Receivership.
------   --------------------------

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
------   ---------------------------------------------

         Not applicable.

Item 5.  Other Events.
------   ------------

         In connection with the Registrant's Registration Statement on Form S-3 filed on January 10, 1997, the following pro forma financial information is being filed herewith:

         VINTAGE PETROLEUM, INC. AND SUBSIDIARIES:

         Pro Forma Consolidated Statement of Income for the year ended December 31, 1995
         (Unaudited)

         Notes to Pro Forma Consolidated Statement of Income (Unaudited)

Item 6.  Resignations of Registrant's Directors.
------   --------------------------------------

         Not applicable.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

         Not applicable.

Item 8.  Change in Fiscal Year.
------   ---------------------

         Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.
------   ---------------------------------------------------

         Not applicable.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VINTAGE PETROLEUM, INC.



                                     By:  /s/ Michael F. Meimerstorf
                                          --------------------------
                                          Michael F. Meimerstorf
                                          Vice President and Controller

Date:  January 10, 1997

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                   Historical
                             ----------------------
                                                                      Company
                               Company                 Pro Forma     Pro Forma
                             Consolidated  Cadipsa    Adjustments  Consolidated
                             ------------  --------   -----------  ------------
                              (Note 1)     (Note 2)    (Note 3)
REVENUES:
 Oil and gas sales             $160,254     $ 12,821     $      -       $173,075
 Oil and gas gathering           12,380            -            -         12,380
 Gas marketing                   20,912            -            -         20,912
 Other income                     1,251            -            -          1,251
                               --------     --------     --------       --------
                                194,797       12,821                     207,618
                               --------     --------     --------       --------

COSTS AND EXPENSES:
 Lease operating, including
  production taxes (Note 4)      66,771        8,712       (2,041)(a)     73,442
 Oil and gas gathering            9,511            -            -          9,511
 Gas marketing                   18,839            -            -         18,839
 General and administrative      11,601        4,180       (2,938)(b)     12,843
 Depreciation, depletion and
  amortization                   52,257        3,583            -         55,840
 Interest (Note 4)               20,178        4,211          168 (c)     24,557
 Other expense (Note 4)               -        1,683            -          1,683
                               --------     --------     --------       --------
                                179,157       22,369       (4,811)       196,715
                               --------     --------     --------       --------

  Income before provision
   for income taxes              15,640       (9,548)       4,811         10,903

PROVISION FOR INCOME TAXES        5,079            -         (642)(d)      4,437

MINORITY INTEREST IN LOSS OF
 SUBSIDIARY                         800            -          621 (e)      1,421
                               --------     --------     --------       --------

NET INCOME                     $ 11,361     $ (9,548)    $  6,074       $  7,887
                               ========     ========     ========       ========

NET INCOME PER SHARE           $    .53                                 $    .37
                               ========                                 ========

Weighted average common
 shares outstanding              21,276                       303         21,579
                               ========                  ========       ========

            See notes to pro forma consolidated statement of income.

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)


(1) BASIS OF PRESENTATION

    The pro forma consolidated statement of income for the year ended December 31, 1995, has been prepared assuming Vintage Petroleum, Inc. (the "Company") consummated, on January 1, 1995, the acquisition of Cadipsa S.A. ("Cadipsa") with funds provided by advances under the Company's revolving credit facility and the issuance of 302,808 shares of common stock by the Company.

    The Historical Company Consolidated statement of income for the year ended December 31, 1995, is derived from the Company's 1995 audited consolidated financial statements. The Historical Cadipsa statement of income is based on Cadipsa's unaudited statement of income, prepared in accordance with generally accepted accounting principles in the United States, for the six month period ended June 30, 1995.

    The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma consolidated statement of income does not purport to represent what the Company's results of operations actually would have been had such transaction in fact occurred on the date indicated. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statement of income due to future development work on oil and gas properties, normal production declines, changes in prices, future transactions and other factors. This pro forma consolidated statement of income and the notes thereto should be read in conjunction with the Company's 1995 audited consolidated financial statements and the notes thereto.

(2) ACQUISITION

    Beginning on July 5, 1995, and continuing through December 31, 1995, the Company purchased 71.6 percent of the outstanding shares of common stock of Cadipsa for $18.1 million, comprised of approximately $12.4 million in cash and 302,808 shares of the Company's common stock valued at $5.7 million (the "Cadipsa Acquisition").

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(3)  PRO FORMA ADJUSTMENTS

    The following describe the adjustments made to reflect the Cadipsa Acquisition transactions as of January 1, 1995:

(a) The pro forma lease operating expenses have been adjusted to reflect the estimated reduction in lease operating expenses for Cadipsa that would have resulted had the Company controlled Cadipsa's operation of such properties during the period from January 1, 1995, to July 5, 1995. The pro forma adjustment includes reductions of 27 field employees and 20 outside contractors. The Company has terminated or not retained, as the case may be, employees that it determined were not required at the field operations of Cadipsa. In addition, Cadipsa previously used a large number of outside contractors. The Company has determined that it does not require certain of these outside contractors and will not renew these contracts.

(b) The pro forma general and administrative expenses have been adjusted to reflect the estimated reduction in general and administrative expenses for Cadipsa that would have resulted had the Company controlled the operations of Cadipsa during the period from January 1, 1995, to July 5, 1995. The pro forma adjustment includes reductions in office personnel, professional fees and director fees. The Company reduced the number of Cadipsa office employees by terminating 34 persons that the Company determined were not required, including the majority of the previous management. In addition, Cadipsa previously used a significant number of independent professionals and consultants to perform functions such as financial planning and operational consulting that the Company would have performed with existing Company personnel. The number of outside directors serving on Cadipsa's Board of Directors has been reduced from five to two, and the monthly payment to each outside director has been reduced.

(c) The pro forma interest expense has been adjusted to reflect: (i) additional interest from the Cadipsa Acquisition as of January 1, 1995, with funds provided by advances under the Company's revolving credit facility, and (ii) net reductions in interest from the application of proceeds from advances under the Company's revolving credit facility to reduce certain higher cost bank debt of Cadipsa as of January 1, 1995.

(d) The pro forma provision for income taxes have been adjusted to reflect a provision for U.S. income taxes related to the Company's interest income on intercompany loans to Cadipsa resulting from the pro forma adjustments described in (c) (ii) above. Cadipsa has a significant Argentine income tax loss carryforward available to offset taxable income and the Argentine assets tax has been repealed. Thus, no current Argentine income taxes are provided on the pro forma adjustments. No Argentine deferred tax benefit has been recorded for Cadipsa due to the uncertainty of the realization of deferred tax assets.

(e) The pro forma minority interest in loss of subsidiary has been adjusted to reflect the losses of Cadipsa attributable to the 28.4 percent minority interest.

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(4)  NON-RECURRING EXPENSES

    The following, which are costs included in the pro forma consolidated statement of income, were incurred by Cadipsa and are not expected to recur in future periods:

(a) Lease operating expenses include $3,135,000 related to abnormal inventory losses, costs associated with canceled projects and the closures of surface pits.

(b) Other expenses of $1,683,000 relate primarily to a loss on a loan made by Cadipsa. No other such loans remain outstanding as of June 30, 1995.

(c) Interest expense includes $468,000, related to the amortization of certain financing costs which are not expected to recur in future periods.